Exhibit 99.1

John LaValle Joins InfoSearch
Media Inc.'s Board of Directors

MARINA DEL REY, CA, May 18, 2005 - Leading online media and search firm InfoSearch Media, Inc. (OTC:BB:ISHM) announced today that John LaValle has joined the Company's Board of Directors. Mr. LaValle, currently the CFO of TelASIC Communications, brings over 20 years of finance experience with high-growth technology companies, during which time he helped raise more than $700 million in funding through venture capitalists, banks, lease financings and public offerings. As CFO, he guided Stamps.com through its IPO and, at the time, one of the largest secondary offerings ever completed by any Internet company, the IPOs for two other firms, and the sale of Comcore to National Semiconductor.

"We're extremely pleased to welcome someone with such an impressive track record to our Board," said InfoSearch Media CEO Steve Lazuka. "We look forward to tapping John's expertise to facilitate the ongoing growth in InfoSearch Media's business."

"I am pleased to join the InfoSearch Media Board of Directors at such an exciting time for the Company," said Mr. LaValle. "The continuing increase in revenues and the growing awareness of and demand for high quality content and organic search traffic marketing services position the Company for sustained growth."

Prior to his work as CFO at high-growth technology firms, Mr. LaValle held financial positions with Chevron Corporation and Andersen Consulting. He received his undergraduate degree with Summa Cum Laude honors from Boston College, and earned his MBA from Harvard Business School, where he was awarded multiple Fellowships.

About InfoSearch Media

InfoSearch Media (http://www.infosearchmedia.com ) is a leading provider of content-based, cost-effective search engine marketing services. InfoSearch Media maintains a network of over 200 professional writers that contribute to its online network of informative content leveraged to generate highly qualified search engine traffic for its clients. The Company also provides web analytic software and other tools to help online marketers analyze their site visitors and improve their return on investment. There are currently over 4,500 clients receiving traffic from the Company's network of approximately 250,000 articles. InfoSearch Media's clients include Netflix, Pitney Bowes, and Price.com.

InfoSearch Media owns and operates a popular destination site at http://www.articleinsider.com. ArticleInsider is a collection of informative articles written by industry experts and enthusiasts covering a wide variety of popular topics. Internet users can visit the ArticleInsider network in order to review related articles, talk with others about specific subjects through online forums, and explore related websites. InfoSearch Media plans to continue to expand upon its 250,000-page network as it continues to build its client base.

Safe Harbor Statement

This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act

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of 1934. Such statements speak only as of the date of this release, and we will not necessarily provide updates of our projections or other forward-looking statements. Such forward-looking statements involve risks and uncertainties that, if realized, could materially impair the Company's results of operations, business, and financial condition. These forward-looking statements may be affected by the risks and uncertainties inherent in the search engine market and in the Company's business including decreased demand for our products and services; flaws inherent in our products or services; intense competition; failure to maintain relationships with strategic partners and content providers, and general economic conditions that could cause actual results to differ materially from those projected. This information is qualified in its entirety by cautionary statements and risk factor disclosures contained in the Company's reports filed with the Securities and Exchange Commission, copies of which are available at the website maintained by the SEC at http://www.sec.gov. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.

Contact:
InfoSearch Media, Inc.
Frank Knuettel, II
Chief Financial Officer
310-822-1103
frank@infosearchmedia.com